CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2014

REDWOOD MORTGAGE CORP.
and Subsidiaries

1825 S. Grant Street, Suite 250
San Mateo, CA 94402
Phone 650-365-5341                                           Fax 650-364-3978

REDWOOD MORTGAGE CORP.
and Subsidiaries
CONSOLIDATED BALANCE SHEET
September 30, 2014

CONTENTS

Page No.

Independent Auditor’s Report                                                                                                                                                                  1

Consolidated Balance Sheet                                                                                                                                                                      2

Notes to the Consolidated Balance Sheet                                                                                                                                        3 - 14

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Redwood Mortgage Corp.
San Mateo, California

We have audited the consolidated balance sheet of Redwood Mortgage Corp. and Subsidiaries (the "Company") as of September 30, 2014 and the related notes to the financial statement.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this consolidated financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this consolidated financial statement based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statement.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statement, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. and Subsidiaries as of September 30, 2014, in accordance with accounting principles generally accepted in the United States of America.

ArmaninoLLP

San Ramon, California

December 22, 2014

REDWOOD MORTGAGE CORP.
and Subsidiaries
CONSOLIDATED BALANCE SHEET
September 30, 2014

Assets

Cash and cash equivalents	$1,501,107

Receivables, due from related parties
Mortgage servicing fees	519,914
Other	128,321
Prepaid expenses	35,307
Loans - unsecured	301,550

Brokerage rights, mortgage loans, net	5,043,610

Advances, RMI IX syndication costs	2,108,429

Investments in affiliated partnerships & RMI IX	184,842

Fixed assets, net	140,273

Real estate owned (REO)	2,737,788
Total assets	$12,701,141

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$316,433
Accrued compensated absences	108,547
Accrued liabilities, other	51,919
Mortgage notes payable	1,173,086
Loans (formation) from affiliates, net	7,132,500
Deferred income taxes	1,092,000
Total liabilities	9,874,485

Stockholders’ equity
Common stock	4,000
Additional paid-in capital	550,152
Retained earnings	2,272,504
Total stockholders’ equity	2,826,656

Total liabilities and stockholders’ equity	$12,701,141

The accompanying notes are an integral part of the consolidated balance sheet.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (RMC) and its wholly-owned subsidiaries Gymno LLC (Gymno) and Weeks LLC (Weeks) are owned by Michael R. Burwell (Burwell), the D. Russell Burwell and Carol E. Burwell 1994 Irrevocable Trust (the Trust) and a related Burwell family trust.  RMC’s articles of incorporation authorized 100,000 shares of common stock of which 1,000 shares are issued and outstanding with a stated value of $4,000.

RMC, as a real estate broker licensed with the State of California, arranges and services loans with various maturities for affiliated limited partnerships and a limited liability company (collectively - affiliated mortgage funds). From time to time RMC, from its own account, may fund loans and later assign them to these affiliated mortgage funds or sell the loans to non-affiliates. As of September 30, 2014, RMC was servicing a loan portfolio of approximately $88,381,000 and total assets of $234,390,000 (which includes real estate owned (REO) of $134,939,000) substantially all for the affiliated mortgage funds.

These affiliated mortgage funds, all of which were organized for the purpose of making and investing in mortgage loans secured by the California real estate, and their legal relationship to RMC, Gymno and Burwell are:

-	Redwood Mortgage investors IX, a Delaware limited liability company (RMI IX) - RMC and Gymno are the managing members.
-	Redwood Mortgage Investors VIII (RMI VIII) - RMC, Gymno and Burwell are the general partners (GP’S)
-	Redwood Mortgage Investors IV, V, VI and VII (RMI IV, V, VI and VII) - Gymno and Burwell are the GP’s.

In February 2014, RMI IV and RMI V received consent forms representing the majority of the limited partners approving the dissolution and liquidation of these partnerships. Effective April 1, 2014, RMI IV and RMI V were put into liquidation status and the wind-down of operations commenced.  During the wind down process, RMI IV and RMI V will not fund new loans and previously scheduled distributions and/or withdrawal payments were discontinued. Available cash from loan payoffs and asset sales is being distributed to the limited and general partners proportionate to their percentage of ownership in the partnership.  The GP’s estimate the wind-down may require 2 to 3 years.

The rights, duties and powers of the general and limited partners of the partnerships are governed by the limited partnership agreements and Sections 15900 et seq. of the California Corporations Code. The rights, duties and powers of the members and the manager of RMI IX are governed by the operating agreement for RMI IX, Sections 17708 et seq. of the California Corporations Code and the Delaware Limited Liability Company Act.

RMC, Burwell and Gymno, as the general partners, were each entitled to one-third of one percent of the profits and losses of RMI VIII. Beginning with calendar year 2010, and continuing until January 1, 2020, RMC and Gymno each assigned to Burwell, its one-third of one percent of the profits and losses in RMI VIII, in exchange for Burwell assuming the general partners’ equity deficit in RMI VIII. Gymno, as general partner of RMI IV, V, VI and VII, is entitled to two-thirds of one percent of the profits and losses of each.  Burwell is also a general partner in these entities and is entitled to one-third of one percent of the profits and losses of each. RMC and Gymno, as the managing members of RMI IX, are each entitled to one-half of one percent of the profits and losses.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated balance sheet includes the accounts of RMC, Gymno and Weeks at September 30, 2014. All significant intercompany transactions and balances have been eliminated in consolidation. RMC and its subsidiaries (collectively the Company) operate on a fiscal year ending September 30.

RMC is required by California regulations to maintain "trust accounts" to service mortgage investments made principally by the aforementioned five limited partnerships and RMI IX. The accompanying consolidated balance sheet does not include the activities, nor the balance, of the trust accounts maintained by RMC.

The accompanying consolidated balance sheet was prepared in conformity with accounting principles generally accepted in the United States of America.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements. Such estimates relate principally to the determination of the fair value of loans, primarily loans designated impaired, and the fair value of the related real estate collateral and real estate owned, if any. Actual results could differ significantly from these estimates.

- Fair Value Estimates

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date (i.e. the balance sheet date). An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

The Company has no assets or liabilities recorded at fair value on a recurring basis.

Fair values of assets and liabilities are determined based on the fair value hierarchy established in GAAP. The hierarchy is comprised of three levels of inputs to be used.

-
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the partnership has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

-	Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.
-
Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the partnership’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the partnership’s own data.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

 - Allowance for loan losses/valuation reserve

Loans, advances and accrued interest are analyzed on a quarterly basis for ultimate recoverability. Delinquencies are determined based upon contractual terms. If events and or changes in circumstances cause management to have serious doubts about the collectability of the payments of interest, principal, or advance in accordance with any agreement, a loan or advance may be designated as impaired. Any subsequent payments on impaired loans are applied to late fees, then to the accrued interest, then to advances, and lastly to principal.

For impaired loans or advances, a provision is made for losses to adjust the allowance for loan losses to an amount considered by management to be adequate such that the net carrying amount (principal, plus advances, plus accrued interest less the specific allowance) is reduced to the estimated total of undiscounted cash flows.

 - Brokerage rights, mortgage loans, net / formation loans

RMC, as a result of provisions in the agreements with the affiliated mortgage funds, recognized as an asset, has exclusive rights - 1) to act as the loan broker in arranging mortgage loans for and 2) to act as manager for servicing all loans owned by - the affiliated mortgage funds. The asset is referred to as Brokerage rights, mortgage loans.

Such rights result in loan brokerage commissions being paid to RMC when a loan is funded and mortgage servicing fees being earned during the time the loan is outstanding. The initial carrying values of these brokerage rights are the total of the amounts RMC pays for commissions and fees to broker-dealers on sales of limited partner or member interests in the affiliated mortgage funds, plus unreimbursed syndication costs, if any, at the termination of any offering of limited partners or member interests. The Brokerage rights, mortgage loans are amortized over the anticipated 25-year period loan brokerage commissions and servicing fees are expected to be received by RMC.

RMC finances the payments of the commissions to broker-dealers during the offering period by borrowing (i.e. the formation loans) from the particular affiliated mortgage fund. The formation loans are non-interest bearing and are repaid as provided for by the entities’ operating agreements, principally from the loan brokerage commissions earned by RMC.  Accordingly, from time to time, as RMC has gone through periods of not earning or receiving loan brokerage commissions, the repayment terms of the formation loans may be modified as proposed by the general partners or managing members, as circumstances may warrant. Interest has been imputed on the formation loans at the market rate of interest in effect in the years of the offerings.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the related formation loan is forgiven, and would be an offset to any impairment otherwise resulting to the carrying value of the brokerage rights, mortgage loans.

At least annually, RMC reviews the estimated amounts of future loan originations and the balances of loans being serviced to determine that the sum of the undiscounted net cash flows therefrom exceeds the carrying value of the brokerage-related rights.

 - Advances to RMI IX syndication costs

RMC advances certain organizational and offering expenses on behalf of RMI IX, as it had done for the other affiliated mortgage funds. RMI IX is obligated to reimburse RMC for these costs up to an amount equal to 4.5% of gross offering proceeds from sales of investor units until RMC has been fully reimbursed. Thereafter RMI IX pays these costs directly (up to the 4.5% cap).

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

The Company considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. Periodically, Company cash balances in banks exceed federally insured limits.

Loans, advances and interest income

Loans and advances generally are stated at the unpaid principal balance (principal).

Real estate owned (REO)

REO includes real estate acquired through purchase or foreclosure and is either being operated as rental properties or is idle property awaiting more favorable market conditions. REO is recorded at acquisition at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property’s estimated fair value, net. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

Fixed assets

Fixed assets generally are stated at cost. Depreciation and amortization are computed on a straight-line basis over estimated useful lives ranging from three to seven years.

Income taxes

The Company files its income tax returns on a consolidated basis. Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

The Company evaluated its current tax positions and has concluded that as of September 30, 2014, the Company does not have any significant uncertain tax positions for which a reserve would be necessary.

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

RMC’s primary sources of revenue are from:  1) brokerage commissions on loan originations, 2) mortgage servicing fees, 3) loan administrative fees from RMI IX, 4) asset management fees, 5) reimbursement of qualifying expenses and 6) general partner/managing member interests in profits and losses, each of which is described in the partnership and operating agreements for the affiliated mortgage funds.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

The following commissions and fees are paid by borrowers to RMC.

- Brokerage commissions, loan originations

RMC earns brokerage commissions in connection with the review, selection, evaluation, negotiation and extension of mortgage loans for the affiliated partnerships and RMI IX, in an amount not to exceed four percent of the total partnership or RMI IX assets per year. The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships or RMI IX. During 2014 RMC received approximately $1,137,000 of loan commissions.

- Other fees

The agreements for the limited partnerships and RMI IX provide for other fees such as loan processing, escrow, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to RMC.

The following fees are paid by affiliates to RMC.

- Mortgage servicing fees

RMC earns mortgage-servicing fees of up to 1.5% annually of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located from RMI VIII and the four other affiliated partnerships. Historically, RMC charged one percent annually, and at times waived additional amounts to improve the partnership’s earnings. Such fee waivers were not made for the purpose of providing the partnerships or RMI IX with sufficient funds to satisfy withdrawal requests, nor were such waivers made in order to meet any required level of distributions, as the affiliated mortgage funds have no such required level of distributions. RMC does not use any specific criteria in determining the amount of fees, if any, to be waived. The decision to waive fees and the amount, if any, to be waived, is made by RMC at its sole discretion.  Beginning in April 2014, and going forward, RMC charged 1.5% (1% was charged in prior periods).

RMC earns mortgage servicing fees of up to 0.25% annually from RMI IX of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.

Unpaid mortgage servicing fees as of September 30, 2014 were approximately $520,000, primarily on impaired loans, payable when the impaired loan is paid or at foreclosure.

- Loan administrative fees

RMC earns a loan administrative fee in an amount up to one percent of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of potential loans. Loan administrative fees are payable by RMI IX upon the closing of each loan.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

- Asset management fees

RMC, as a general partner or a managing member, earns monthly asset management fees for managing RMI VIII and RMI IX’s loan portfolios and operations. RMC earned, net of waived, approximately $407,000 of asset management fees during 2014. Gymno earned, net of waived, asset management fees during 2014 of approximately $226,000, as a general partner/manager of RMI IV, V, VI, VII, VIII and IX.

RMC and Gymno waived approximately $104,000 in asset management fees for RMI IX during the Company’s 2014 fiscal year. Such fee waivers were not made for the purpose of providing RMI IX with sufficient funds to satisfy withdrawal requests, nor were such waivers made in order to meet any required level of distributions, as RMI IX has no such required level of distributions. The managers do not use any specific criteria in determining the amount of fees, if any, to be waived. The decision to waive fees and the amount, if any, to be waived, is made by the managers in their sole discretion. Beginning in April 2014, and going forward, RMC waived 50% of asset management fees for RMI IX (100% was waived in prior periods).

Advances to RMI IX syndication costs

RMC advances certain organizational and offering expenses on behalf of RMI IX. RMI IX is obligated to reimburse RMC for these costs up to an amount equal to 4.5% of gross offering proceeds from sales of investor units until RMC has been fully reimbursed. Thereafter RMI IX pays these costs directly (up to the 4.5% cap).

Syndication cost transactions are summarized in the following table for the years ended September 30, 2014.

Balance, October 1	$1,920,904
Advances by RMC	362,881
Reimbursements from RMI IX	(175,356)
Balance, September 30	$2,108,429

Brokerage rights, mortgage loans, net/formation loans

Brokerage rights, mortgage loans for RMI IX and RMI VIII are summarized in the following table at September 30, 2014.

	Brokerage-
	Related	Accumulated		Years
Partnership/LLC	Rights	Amortization	Net	Remaining
RMI VIII	16,493,460	(12,428,025)	4,065,435	20
RMI IX	1,231,711	(253,536)	978,175	25
Total	$17,725,171	$(12,681,561)	$5,043,610

The brokerage rights, mortgage loans are fully amortized for RMI IV, V, VI and VII.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Brokerage rights, mortgage loans, net/formation loans (continued)
Additions to the brokerage rights, mortgage loans (RMI IX only), net of discount, for the fiscal year ended September 30, 2014 were $252,762.

Estimated amortization expense for each of the next five years and thereafter is presented in the following table.

Year ending September 30,
2015	$647,392
2016	573,639
2017	506,994
2018	472,466
2019	426,014
Thereafter	2,417,105
$5,043,610

As the formation loans are non-interest bearing, interest is imputed at the market rate of interest in effect during the offerings. The effective interest rates range from 3.25% to 7.75%.

Formation loan balances and transactions are summarized in the following table as of September 30, 2014.

	RMI VIII	RMI IX
Balance, October 1	$7,627,011	$1,013,289
Payments	(43,021)	(93,140)
Additions	—	300,107
Balance, September 30	$7,583,990	$1,220,256

RMI VIII was prohibited by its lending banks from originating new loans under the terms of an Amended and Restated Loan Agreement dated October 2010, and a preceding forbearance agreement that was in effect in the fourth quarter of 2009, until the bank loan was repaid in full, September 2012. The amended loan and forbearance agreements were the result of a technical (i.e. non-payment) covenant default under the original loan. As a result, RMC was deprived of the opportunity to earn and receive loan brokerage commissions on loans by RMI VIII for the period from the fourth quarter of 2009 continuing through September 30, 2012, a period of almost three years. During that period, despite receiving no loan brokerage commissions, RMC continued to make the annual formation loan payments of approximately $1.8 million per year (or $5.4 million for the three years) from its own cash reserves that existed as of the date of the forbearance agreement. Per Section 10 of the RMI VIII partnership agreement which references the repayment of the formation loan from loan brokerage commissions, RMC believes it has a reasonable position for suspending the annual formation loan payments during the period of prohibited lending, but RMC elected not to suspend payments during the time period referred to above and, instead, continued to make annual formation loan payments due to concerns that the lending banks would view nonpayment of the formation loan as another technical loan default that might have led to a “distressed sale” liquidation of RMI VIII’s assets, resulting in substantial loss of limited partners’ capital.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Brokerage rights, mortgage loans, net/formation loans (continued)

The bank loan was fully repaid as of September 2012 and RMC proposed in December 2012, a temporary suspension of annual formation loan payments, for the three-year period then beginning, which is a period commensurate with the period during which lending by RMI VIII was prohibited by the Amended and Restated Loan Agreement and RMC was deprived of loan brokerage commissions. The temporary suspension resulted in an extension of the repayment terms equal to the suspension period.

RMC continues to make payments due on its RMI IX formation loan as no disruption of lending occurred.

Payments on the formation loans are presently scheduled as presented in the following table, as of September 30, 2014.

Year ending September 30,	RMI VIII	RMI IX (1)	Total
2015	$—	$97,260	$97,260
2016	1,892,703	122,026	2,014,729
2017	1,665,007	122,026	1,787,033
2018	1,322,500	122,026	1,444,526
2019	1,149,815	122,026	1,271,841
Thereafter	1,553,965	634,892	2,188,857
Total borrowings	7,583,990	1,220,256	8,804,246
Less discount on imputed interest	(1,519,970)	(151,776)	(1,671,746)
Total loans (formation), net of discount	$6,064,020	$1,068,480	$7,132,500

(1) The amounts are based upon the loan balance at December 31, 2013 and September 30, 2014.

Beginning with the 2016 fiscal year payment (due December 2015) and continuing thereafter, as lending activities resume in RMI VIII and as loan brokerage commissions are earned, RMC and the other general partners will be monitoring the amounts of loan brokerage commissions and other fees received with respect to RMI VIII loans.  Based on these amounts, a determination will be made regarding the amount of the payment to be made on the RMI VIII formation loan until, as a result of loan brokerage commissions, it is feasible for RMC to resume full formation loan payments.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Investments in affiliated partnerships & RMI IX

RMC and Gymno’s investment in affiliates is presented in the following table as of September 30, 2014.

						Total
						Investment
	RMC		Gymno	Total		Percent of
	Investment		Investment	Investment	Net Assets	Net Assets
RMI IV	$—		$4,856	$4,856	$2,274,793	0.21%
RMI V	—		6,643	6,643	1,318,666	0.50%
RMI VI	—		14,830	14,830	4,183,253	0.35%
RMI VII	—		8,604	8,604	5,002,922	0.17%
RMI VIII	27,012	(2)	95,514	122,526	188,974,025	0.06%
RMI IX, LLC	4,653		22,730	27,383	18,678,940	0.15%
Total investments	$31,665		$153,177	$184,842	$220,432,599

(2) Limited Partner interest acquired by RMC.

Incentive Plan

RMC has an incentive plan for its president based upon the brokerage commissions and extension fees earned by RMC. The president shall be entitled to commission payments for each fiscal year calculated as the sum of the following amounts:  1) forty percent of the first $250,000 of brokerage commissions and extension fees earned by RMC, 2) thirty percent of the next $2,000,000 in earned fees, and 3) fifteen percent of all remaining fees earned. The commission shall not be less than fifty percent of the president’s annual salary. The commission payment, the 50% minimum notwithstanding, shall not exceed RMC’s taxable income for federal income tax purposes for any given fiscal year. For the fiscal year ended September 30, 2014, the commission payable was $0.

Gymno LLC

Gymno’s balance sheet is presented in the following table as of September 30, 2014.

Assets
Cash and cash equivalents	$1,049,910
Investments in affiliates	153,177
Total assets	$1,203,087

Liabilities and Stockholders’ Equity
Liabilities	$—

Common stock, no par, authorized 1,000,000 shares; 500
shares issued and outstanding	12,500
Retained earnings	1,190,587
Total liabilities and stockholders’ equity	$1,203,087

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 4 – LOANS

Loan transactions are summarized in the following table for the years ended September 30, 2014.

	Secured	Unsecured
Principal, October 1,	$—	$305,958
Originated for affiliates	9,841,350	—
Borrower repayments	—	(4,408)
Assigned to RMI IX	(9,841,350)	—
Principal, September 30	$—	$301,550

At September 30, 2014, RMC had two unsecured loans. One loan is a demand note with a principal balance of $300,000 and an interest rate of 7.5%. The borrower is making monthly payments of interest only. The second loan is co-owned with four of the affiliated partnerships, and is non-interest bearing. RMC’s portion of the principal balance is $1,550. The borrower is making monthly payments, and the loan matures in 2015.

NOTE 5 – FIXED ASSETS AND OFFICE, EQUIPMENT, & SOFTWARE LEASES

Fixed assets are summarized in the following table at September 30, 2014.

Office equipment	$121,137
Computer equipment	115,759
Software	30,967
Leasehold improvements	59,973
Total fixed assets	327,836
Accumulated depreciation and amortization	(187,563)
Fixed assets, net	$140,273

On January 1, 2014, RMC relocated its offices and entered into a non-cancelable operating lease through September 30, 2017. RMC’s previous office lease expired on December 31, 2013.  Future minimum lease payments for office space and certain office equipment for the fiscal years through 2019 are presented below as of September 30 2014.

2015	$146,528
2016	150,663
2017	154,978
2018	13,663
2019	1,524
Total	$467,356

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 5 – FIXED ASSETS AND OFFICE, EQUIPMENT, & SOFTWARE LEASES (continued)

RMC contracted with an independent service bureau for computer processing services for the affiliated mortgage funds related to the recordkeeping and reporting for the accounts of individual investors at approximately $8,750 per month. The contract has expired, and the parties are operating under an automatic one-year extension with a stated 5% increase in fees, while negotiating a new long-term contract. RMC receives reimbursement of substantially all of such expenses from the affiliated mortgage funds.

RMC contracted with an independent service bureau to implement a general ledger and related accounting software to be used by RMC and its subsidiaries and the affiliated mortgage funds and their subsidiaries. The contract is being renegotiated based on changes to the implementation and conversion processes. RMC receives reimbursement of substantially all of such expenses from the affiliated mortgage funds.

NOTE 6 – REAL ESTATE OWNED (REO) AND MORTGAGE NOTES PAYABLE

REO activity is summarized in the following table for the year ended September 30, 2014.

	REO Held	Accumulated	REO,
	as Investment	Depreciation	Net
Balance, October 1,	$3,280,007	$193,102	$3,086,905
Improvements	17,956	—	17,956
Dispositions	(342,528)	—	(342,528)
Depreciation	—	24,545	(24,545)
Balance, September 30	$2,955,435	$217,647	$2,737,788

RMC owns three California properties. Two of the properties (owned by RMC) are single-family residences located in San Mateo County and Riverside County. The recorded investment in these assets at acquisition was $1,778,607. The third property is undeveloped land in San Mateo County (owned by Weeks, LLC), with a recorded investment at acquisition of $1,600,000.  During the year ended September 30, 2014 a portion of the land in San Mateo was sold for approximately the pro-rata share of its carrying value.

The residences did not generate any rental income for the year-ended September 30, 2014.

Mortgage notes payable activity is summarized in the following table for the years ended September 30, 2014.

	Individual	RMI V,VI, VII	Total
Balance, October 1	$396,634	$1,117,817	$1,514,451
Payments	(65,000)	(276,365)	(341,365)
Balance, September 30	$331,634	$841,452	$1,173,086

As of September 30, 2014, RMC has mortgage notes payable on two of the REO held as investment properties. One note (by RMC) is owed to an unrelated individual and secured by the property in Riverside County. At September 30, 2014 the unpaid principal balance was $331,634. The loan has an interest rate of 5.5%, is interest only, and matures August 2015. The other note (by Weeks, LLC) is owed to three of the affiliated partnerships and secured by the land in San Mateo County. At September 30, 2014 the unpaid principal balance was $841,452. The loan has an interest rate of 7.0%, amortized for 20 years, and matures January 2016.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2014

NOTE 7 – INCOME TAXES

The Company’s estimated net operating loss (NOL) carry forwards available are approximately $3,742,000 for federal taxes and $2,634,000 for California taxes at September 30, 2014. The NOLs can be carried forward twenty years for federal taxes and twenty years for California taxes and expire at various times through the year 2032.

Significant components of the net deferred tax liability are summarized in the following table at September 30, 2014.

Brokerage-related rights, loan originations, net	$2,879,000
Net operating loss carry forwards	(1,505,000)
State deferred taxes	(110,000)
Other	(172,000)
Net deferred tax liability	$1,092,000

NOTE 8 – GUARANTEES

RMC guaranteed two loans issued by four of the affiliated partnerships with balances totaling approximately $30,000 at September 30, 2014. RMC has guaranteed to cover losses, if any, incurred by the partnerships related to these loans to the extent such losses exceed the then existing reserves, as defined in the agreement. The two loans are performing and are to be paid in full during 2015.

NOTE 9 – SUBSEQUENT EVENTS

The Company has no subsequent event events through December 22, 2014, the date the financial statements were available to be issued.